As filed with the Securities and Exchange Commission on December 18, 1998


                                                    Registration No. ___________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -----------------------

                                    FORM S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933

                             -----------------------

                          EUROPEAN MICRO HOLDINGS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                     NEVADA
         (State or Other Jurisdiction of Incorporation or Organization)

                                   65-0803752
                      (I.R.S. Employer Identification No.)

                        6073 N.W. 167TH STREET, UNIT C-25
                              MIAMI, FLORIDA 33015
                    (Address of Principal Executive Offices)

             EUROPEAN MICRO HOLDINGS, INC. 1998 STOCK INCENTIVE PLAN
         EUROPEAN MICRO HOLDINGS, INC. 1998 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                                JOHN B. GALLAGHER
                        6073 N.W. 167TH STREET, UNIT C-25
                              MIAMI, FLORIDA 33015
                     (Name and Address of Agent For Service)

                                 (305) 825-2458
          (Telephone Number, Including Area Code, of Agent for Service)

                                    COPY TO:
                             Clayton E. Parker, Esq.
                           Kirkpatrick & Lockhart LLP
                    201 South Biscayne Boulevard, Suite 2000
                              Miami, Florida 33131

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                                   Proposed        Proposed
Title Of                           Maximum         Maximum
Securities         Amount          Offering        Aggregate     Amount Of
To Be              To Be           Price Per       Offering      Registration
Registered         Registered      Share (1)(2)    Price (1)(2)  Fee (1)(2)
--------------------------------------------------------------------------------
Common Stock, par  550,000 shares  $11.78          $6,479,000    $1,801.16
value $0.01 per
share
--------------------------------------------------------------------------------

(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options to purchase or acquire the shares of Common Stock covered by the Prospectus.

(2) Pursuant to Rule 457(h)(1) of the Securities Exchange Act of 1934, the proposed maximum offering price per share, proposed maximum aggregate offering price and amount of registration fee were computed based upon the average of the high and low prices of the shares of Common Stock on December 16, 1998.

                                     PART I

                          INFORMATION REQUIRED IN THIS
                            SECTION 10(A) PROSPECTUS

      The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Act"). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Act.

                                     PART II

                          INFORMATION REQUIRED IN THIS
                             REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents have been previously filed by European Micro Holdings, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") and are hereby incorporated by reference into this Registration Statement as of their respective dates:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1998 filed with the Commission on September 28, 1998.

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 filed with the Commission on November 13, 1998.

         (c) The Company's Current Report on Form 8-K filed with the Commission on November 10, 1998.

         (d) The Company's Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 filed with the Commission on November 5, 1998.

         (e) The Company's Proxy Statement on Schedule 14A filed with the Commission on October 27, 1998.

         (f) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on March 26, 1998, as amended, pursuant to the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document that is incorporated by reference into this Registration Statement or by any document that constitutes part of the prospectus relating to the European Micro Holdings, Inc. 1998 Stock Incentive Plan or the European Micro Holdings, Inc. Employee Stock Purchase Plan that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.


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


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company has entered into indemnification agreements with each of its officers and directors. These agreements provide that the Company will indemnify each director and officer to the fullest extent permitted by law from and against any and all claims of any type arising from or related to his past or future acts or omissions as a director or officer of the Company and any of its subsidiaries. In addition, the Company has agreed to advance all expenses of each director and officer as they are incurred and in advance of the final disposition of any claim.

         Section 78.751 of the Nevada Revised Statutes (the "NRS") provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of the Company may and, in certain cases, must be indemnified by the Company against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses (including attorneys' fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to the Company, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnification for expenses, and, in a non-derivative action, to any criminal proceeding in which such person had reasonable cause to believe his conduct was lawful.

         Section 78.037 of the NRS allows the Company to eliminate or limit the personal liability of a director to the Company or to any of its shareholders for monetary damage for a breach of fiduciary duty as a director, except for:
(i) acts or omissions which involve intentional misconduct, fraud or knowing violation of law; or (ii) the payment of distributions in violation of NRS 78.300.

         Article VI of the Company's Articles of Incorporation provides that the Company shall indemnify any person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by Nevada Law. Each such indemnified party shall have the right to be paid by the Company for any expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Nevada Law. Article VI of the Company Articles of Incorporation also provides that the Company may, by action of its Board of Directors, provide indemnification to such of the employees and agents of the Company to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by Nevada Law.

         The Company maintains an insurance policy that provides protection, within the maximum liability limits of the policy and subject to a deductible amount for each claim, to the Company under its indemnification obligations and to the directors and officers of the Company with respect to certain matters that are not covered by the Company's indemnification obligations.

         Pursuant to an Underwriting Agreement, Tarpon Scurry Investments, Inc. has agreed to indemnify the directors, officers and controlling persons of the Company against certain civil liabilities that may be incurred in connection with the Company's initial public offering which closed on or about June 12, 1998, including certain liabilities under the Securities Act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         Exhibit No.   Description                 Location
         -----------   -----------                 --------

         4.1           European Micro Holdings,    Incorporated by reference to
                       Inc. 1998 Stock Incentive   Exhibit 4.01 to the Company's
                       Plan                        Registration Statement (the
                                                   "Registration Statement") on
                                                   Form S-1 filed with the
                                                   Securities and Exchange
                                                   Commission on January 16,
                                                   1998

         4.2           European Micro Holdings,    Incorporated by reference to
                       Inc. 1998 Employee Stock    Exhibit 4.02 to the Company's
                       Purchase Plan               Registration Statement

         5.1           Opinion of Kirkpatrick &    Provided herewith
                       Lockhart LLP re: legality

         23.1          Consent of Kirkpatrick &    Provided herewith (contained
                       Lockhart LLP                in Exhibit 5.1)

         23.2          Consent of KPMG             Provided herewith

         24.1          Power of Attorney           Provided herewith

ITEM 9.  UNDERTAKINGS.

(a)      The undersigned registrant will:

         (1) File, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

              (i) Include any prospectus required by Section 10(a)(3) of the Act;

              (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii) Include any additional or changed material  information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

              PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) For purposes of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Articles 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida on this 18th day of December 1998.

                              EUROPEAN MICRO HOLDINGS, INC.

                              By:   /S/ JOHN B. GALLAGHER
                                    -------------------------------------
                                    Printed Name:  John B. Gallagher
                                    Title:  Co-President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John B. Gallagher his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, which together constitute a majority of the board of directors of the Company.



Date: December 18, 1998             By:   /S/ John B. Gallagher
                                       ---------------------------------------
                                          Printed Name:  John B. Gallagher
                                          Title:  Co-President and Co-Chairman of the Board
                                          (Principal Executive Officer)

Date: December 18, 1998             By:   /S/ Harry D. Shields
                                       ---------------------------------------
                                          Printed Name: Harry D. Shields
                                          Title:  Co-President and Co-Chairman of the Board
                                          (Principal Executive Officer)

Date: December 18, 1998             By:   /S/ Jay Nash
                                       ---------------------------------------
                                          Printed Name:  Jay Nash
                                          Title:  Chief Financial Officer, Controller, Treasurer and
                                          Secretary (Principal Financial Officer and Controller)


Date: December 18, 1998             By:   /S/ Barrett Sutton
                                       -------------------------------------
                                          Printed Name: Barrett Sutton
                                          Title:  Director

Date: December 18, 1998             By:   /S/ Kyle Saxon
                                       -------------------------------------
                                         Printed Name: Kyle Saxon
                                         Title:  Director

Date: December 18, 1998             By:   /S/ Laurence Gilbert
                                       -------------------------------------
                                          Printed Name: Laurence Gilbert
                                          Title:  Director

Date: December 18, 1998             By:   /S/ Bernadette Spofforth
                                       -------------------------------------
                                          Printed Name:  Bernadette Spofforth
                                          Title:  Director


                                        EXHIBIT LIST
                                        ------------


      Exhibit No.   Description                      Location
      -----------   -----------                      --------

         4.1        European Micro Holdings, Inc.    Incorporated by reference
                    1998 Stock Incentive Plan        to Exhibit 4.01 to the
                                                     Company's Registration
                                                     Statement (the
                                                     "Registration Statement")
                                                     on Form S-1 filed with the
                                                     Securities and Exchange
                                                     Commission on January 16,
                                                     1998

         4.2        European Micro Holdings, Inc.    Incorporated by reference
                    1998 Employee Stock Purchase     to Exhibit 4.02 to the
                    Plan                             Company's Registration
                                                     Statement

         5.1        Opinion of Kirkpatrick &         Provided herewith
                    Lockhart LLP re: legality

         23.1       Consent of Kirkpatrick &         Provided herewith
                    Lockhart LLP                     (contained in Exhibit 5.1)

         23.2       Consent of KPMG                  Provided herewith

         24.1       Power of Attorney                Provided herewith